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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated February 28, 2000, except with respect to the matter discussed in Note 20, as to which the date is March 19, 2000, on the consolidated financial statements of Budget Group, Inc. (the "Company") as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, incorporated by reference into the Company's Form 10-K for the year ended December 31, 1999, and to the incorporation by reference in this registration statement of our report dated June 26, 2000 on the statements of net assets available for benefits as of December 31, 1999 and 1998 and the related statement of changes in net assets available for benefits for the year ended December 31, 1999 of the Budget Group, Inc. SavingsPlus Plan, incorporated by reference into the Company's Form 11-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP

Orlando, Florida
November 14, 2000